                                                                  EXHIBIT 10.17



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                       EXCLUSIVE JOINT VENTURE AGREEMENT

                                 by and between

                              PROMUS HOTELS, INC.

                                      and

                           VISTANA DEVELOPMENT, LTD.

                         Dated: as of December 24, 1996


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

                                                                        Executed
                                                                        --------

                       EXCLUSIVE JOINT VENTURE AGREEMENT

          THIS EXCLUSIVE JOINT VENTURE AGREEMENT (the "Agreement"), dated as of December 24th, 1996, is entered into by and between Promus Hotels, Inc., a Delaware corporation ("PHI"), and Vistana Development, Ltd., a Florida limited partnership ("Vistana").


                                    RECITALS


          A.   PHI and its Affiliates (as defined herein), among other things,
(i) engage in the acquisition, development, operation, management, sale and franchising of vacation ownership resorts ("Vacation Resorts") under the brand name "Embassy Vacation Resorts" and (ii) contemplate engaging in the acquisition, development, operation, management, sale and franchising of Vacation Resorts under the brand names "Hampton Vacation Resorts" and "Homewood Vacation Resorts" (all brand names in (i) and (ii), including all derivations thereof, the "PHI Brand Names"). For purposes of this Agreement, the term "Vacation Resort" shall include any resort having vacation ownership interests, interval ownership interests, timeshare estates, timeshare licenses, vacation club, right-to-use or any other form of vacation ownership program ("Vacation Ownership Interests").

          B. Vistana and its Affiliates engage in the acquisition, development, operation, management and sale of Vacation Resorts under the name "Vistana" (the "Vistana Name") and under brand names owned by others (but not any Multi-Hotel Brand Name), either alone or in combination with the Vistana Name, including, without limitation, PGA Vacation Resort by Vistana and Vistana Resort at World Golf Village (the "Other Brand Business") and contemplate engaging in the acquisition, development, operation, management, and sale of Vacation Resorts located at or in combination with hotel brand properties other than properties operated under any Multi-Hotel Brand Names (together with the Other Brand Business, the "Non-Multi-Hotel Brand Business"). For purposes of this Agreement, a "Multi-Hotel Brand Name" shall mean substantially the same brand name or derivations thereof used in the operation of more than three (3) hotels.

          C. The parties desire jointly to acquire, develop, manage, market, and sell Vacation Resorts in North America (as defined herein). Such Vacation Resorts are to be developed, marketed and operated under the PHI Brand Names.

          D. The parties hereto desire to enter into an agreement setting forth their respective rights and obligations jointly to develop Vacation Resorts as set forth in Recital C hereof.

                                 AGREEMENT
                                 ---------

          NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. The following terms shall have the meanings ascribed thereto in the Sections set forth below:

           TERM                            SECTION
           ----                            -------

     Acceptance Notice                   Section 6(b)
     Affiliate                           Section 4
     Agreement                           Preamble
     Approval Date                       Section 15(a)(ii)
     Claim                               Section 12(a)
     Confidential Information            Section 9
     Existing Franchisee                 Section 4(a)
     Five Year Plan                      Section 3
     Franchise Agreement                 Section 5(d)
     GAAP                                Section 5(c)(i)
     Homeowners Association
       Management Agreement              Section 5(f)
     Identified Project                  Section 5
     Initial Term                        Paragraph 2
     Initiating Party                    Section 6(a)
     Multi-Hotel Brand Name              Recital B
     Net Sales Revenue                   Section 5(c)(i)
     Non-Multi-Hotel Brand Business      Recital B
     Non-Venture Franchise Agreement     Section 6(c)(i)
     Non-Venture Management Agreement    Section 6(c)(i)
     North America                       Section 3
     Offer                               Section 6(a)
     Other Brand Business                Recital B
     Other Party                         Section 6(a)
     PHI                                 Preamble
     PHI Brand Names                     Recital A
     PHI Indemnitees                     Section 12(b)
     PHI Management Agreement            Section 5(e)
     PHI Third Party Agreements          Section 5(b)
     RCI                                 Section 8(a)
     Rental Revenues                     Section 5(b)(ii)
     Renewal Period                      Section 2
     Sales and Marketing Agreement       Section 5(c)
     Selected Markets                    Section 3
     Term                                Section 2
     Transaction Documents               Section 11(b)(i)
     Vacation Ownership Interest(s)      Recital A
     Vacation Resort                     Recital A
     Venture                             Section 5(a)
     Venture Agreement                   Section 5(a)

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

     Vistana                                  Preamble
     Vistana Indemnitees                      Section 12(a)
     Vistana Name                             Recital B
     Vistana Third Party Agreements           Section 5(b)

          2. Term. This Agreement shall have an initial term (the "Initial Term") beginning as of the date hereof and ending December 31, 2001, unless earlier terminated pursuant to the provisions of Section 15 hereof.
Concurrently with each extension of the Five Year Plan as provided in Section 3, this Agreement shall be renewed automatically for a period (each, a "Renewal Period") expiring on the fifth (5th) annual anniversary of the date of such extension of the Five Year Plan, unless earlier terminated pursuant to the provisions of Section 15. The Initial Term, together with all Renewal Periods, is sometimes referred to herein as the "Term".

          3. Development of Five Year Plan. The parties agree to use their respective reasonable best efforts jointly to develop a five (5) year plan (the "Five Year Plan") which sets forth (a) the markets in North America in which the parties will explore jointly acquiring, developing, managing, and marketing Vacation Resorts during the Term of this Agreement (the "Selected Markets"), (b) the number, types and sizes of Vacation Resorts to be developed jointly during the Term of this Agreement, and (c) an anticipated capital plan for such joint developments during the Term of this Agreement. The parties shall use their respective reasonable best efforts to update and extend the Five Year Plan for an additional year on a mutually agreeable annual basis. For purposes hereof, "North America" shall mean all states, provinces, and territories of Canada, the United States of America (including Hawaii), Mexico and all other continental countries located north of the Panama Canal.

          4.  Exclusive Development Agreement.

          (a) PHI. During the Term, PHI hereby agrees that neither it nor any PHI Affiliate shall enter into any other development agreement of a similar nature to this Agreement relating to Vacation Resorts in North America with any other person or entity engaged, directly or through an Affiliate, in the acquisition, development, sale or management of Vacation Resorts. During the Term, PHI further agrees that neither it nor any PHI Affiliate shall: (i) enter into a joint venture with any other person or entity to acquire, develop, operate, manage or sell any Vacation Resort in North America, (ii) franchise any Vacation Resort in North America under any of the PHI Brand Names (other than franchising Embassy Vacation Resorts with Signature Resorts, Inc. (the "Existing Franchisee") in areas outside the Selected Markets), (iii) franchise any Embassy Vacation Resort with the Existing Franchisee in any of the Selected Markets or
(iv) acquire, develop, operate, manage or sell any Vacation Resort within the

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Selected Markets, without in each case first offering Vistana the opportunity jointly to acquire or develop such Vacation Resort pursuant to Section 6 hereof. Notwithstanding the foregoing, no provision of this Agreement shall limit, restrict or prohibit, in any manner, PHI or its Affiliates from (x) conducting its hotel business (exclusive of its Vacation Resorts business) in any manner it determines in its sole discretion to be necessary or advantageous to it, (y) acquiring, developing, operating, marketing, managing, selling, or franchising any hotel, resort or, to the extent not expressly restricted hereby, any Vacation Resort, or (z) operating any existing Vacation Resort as a franchise with the Existing Franchisee in any manner it determines in its sole discretion to be necessary or advantageous to it.

               (b) Vistana. During the Term, Vistana hereby agrees that neither it nor any Vistana Affiliate shall enter into any other development agreement relating to Multi-Hotel Brand Name Vacation Resorts in North America of a similar nature to this Agreement with any other person or entity engaged (directly or through an Affiliate) in the acquisition, development, sale and management of Multi-Hotel Brand Name hotels or resorts. During the Term, Vistana further agrees that neither it nor any Vistana Affiliate shall: (i) acquire, develop, operate, manage or sell any Vacation Resort in North America under any Multi-Hotel Brand Name (other than the PHI Brand Names), or (ii) acquire, develop, operate, manage or sell a Vacation Resort under the Vistana Name within any of the Selected Markets without first offering PHI the opportunity jointly to develop such Vacation Resort pursuant to Section 6 hereof. Notwithstanding the foregoing, no provision of this Agreement shall limit, restrict or prohibit, in any manner, Vistana or any Vistana Affiliates from (x) conducting its Non-Multi-Hotel Brand Business in any manner it determines in its sole discretion to be necessary or advantageous to it, (y) conducting its Vistana Name business in areas outside the Selected Markets, or operating, managing or selling a Vistana Name Vacation Resort existing as of the date hereof or acquired or developed hereafter in accordance with the terms of this Agreement within a Selected Market, or (z) developing, operating, marketing, managing or selling any Vacation Resort to the extent not expressly restricted hereby.

               (c) Affiliates. For purposes hereof, with respect to any person or entity the term "Affiliate" shall mean an entity controlling, controlled by or under common control with such person or entity.

          5. Joint Development of Vacation Resorts. The parties agree that they jointly shall attempt to identify Vacation Resort projects to be developed in accordance with the Five Year Plan and in accordance with Section 6 hereof (each, an "Identified Project").

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

               (a) Independent Ventures. Promptly following such time that the parties agree to develop an Identified Project, the parties shall form a new limited liability company or a limited partnership (each a "Venture") under the laws of the State of Delaware or such other jurisdiction as the parties may mutually agree and pursuant to a limited liability company agreement or partnership agreement substantially in the form to be agreed to by the parties on or before the Approval Date (a "Venture Agreement") for the sole purpose of developing such Identified Project. Each of PHI and Vistana shall be fifty percent (50%) members or partners of each Venture; provided, however, Vistana shall be the managing member or partner of each Venture unless otherwise agreed by the parties. The parties shall be required on an equal basis to contribute development capital (in excess of available financing) to each Venture in accordance with the terms of each Venture Agreement, and the parties shall share equally in all distributions, profits and losses of each Venture.

               (b) Marketing Support. Subject to Section 9 hereof and subject to any restrictions on the dissemination of a third party's proprietary information provided to Vistana (or an Affiliate of Vistana) by such third party as are or may be set forth in any agreement with a marketing partner in its Vistana Name business or its Non-Multi-Hotel Brand Business to which Vistana or any Affiliate of Vistana is or may be a party ("Vistana Third Party Agreements"), Vistana will agree in its Sales and Marketing Agreements (as defined below) to make available to each Venture all of its customer and database information generated from its Non-Multi-Hotel Brand Business and the Vistana Name business. Subject to Section 9 hereof, and subject to any restrictions on the dissemination of a third party's proprietary information provided to PHI (or an Affiliate of PHI) as are or may be set forth in any agreement with a third party in its Vacation Resort and other hotel business to which PHI or any Affiliate of PHI is or may be a party ("PHI Third Party Agreements"), PHI shall agree in its Franchise Agreements or PHI Management Agreements (each as defined below) to make available to each Venture all of its customer and database information generated from its Vacation Resort and other hotel businesses. PHI and Vistana shall use their respective reasonable best efforts to prevent any restrictions on the dissemination of proprietary information from arising after the date hereof other than restrictions protecting proprietary information as described above pursuant to Vistana Third Party Agreements or PHI Third Party Agreements. PHI and Vistana acknowledge and agree that once a Venture is formed and customer lists are generated therefor, each of PHI and Vistana will have permanent and unrestricted access to the customer and database information generated by each such Venture. In addition PHI and Vistana shall agree in their respective Sales and Marketing Agreement, Franchise Agreement and/or PHI Management Agreement with each Venture to provide other marketing support to each Venture such as brand expertise, reservation services and solicitation opportunities (without charge except as may be mutually agreed to by the parties).

               (c) Sales and Marketing Agreement. Each Venture shall enter into a Sales and Marketing Agreement substantially in the form to be agreed to by the parties on or before the Approval Date (a "Sales and Marketing Agreement") with Vistana (or an Affiliate of Vistana) pursuant to which Vistana will be responsible for sales and marketing of Vacation Ownership Interests at the Venture's Vacation Resort. Vistana will be paid the following fees pursuant to each Sales and Marketing Agreement (which fees will be the same for each Sales and Marketing Agreement and will be the fees set forth in the form of Sales and Marketing Agreement to be approved as provided in Section 15(a)(ii) hereof):

                    (i) an amount equal to an agreed to percentage of all Net
               Sales Revenue. The term "Net Sales Revenue" shall mean, for any period of time, the aggregate dollar amount of Vacation Ownership Interest Sales (net of cancellations and rescissions) during such period of time as are attributable thereto under generally accepted accounting principles as in effect for the period of determination, including the statements and interpretations of the United States Financial Accounting Standards Board and any predecessor or successor entity, consistently applied ("GAAP"). The term "Vacation Ownership Interest Sale" shall refer to the sales price for each Vacation Ownership Interest sold by the Venture less all consumer discounts required to be deducted from the sales price in reporting the sales revenues of the Venture in accordance with GAAP.

                    (ii) a sales and marketing fee equal to an agreed to
               percentage of all Rental Revenues. For purposes hereof, "Rental Revenues" shall mean all revenues of the Venture without deductions of any kind whatsoever generated from the rental of any unit or other living quarters or accommodations in the Vacation Resort; and

                    (iii) Vistana will also be reimbursed by the Venture for its fully-loaded cost thereof without profit or mark-up ("fully loaded cost") of providing such services as mutually agreed.

All such fees and reimbursements to Vistana shall be paid prior to the payment of any other costs and expenses of each Venture other than fees paid to PHI in accordance with Section 5(d) hereof which shall be paid on a pari passu basis with such fees to Vistana. At Vistana's option, services to be provided and fees to be earned under the Sales and Marketing Agreement may be provided and earned, in part, under an advisory or other agreement with an Affiliate of Vistana.

               (d) Franchise Agreement. Each Venture shall enter into a Franchise Agreement substantially in the form to be agreed to by the parties on or before the Approval Date (a "Franchise Agreement") with PHI pursuant to which PHI shall license to the Venture the agreed-to PHI Brand Name to be used at the Identified Project and PHI shall provide such other brand name support as is customarily provided by PHI in its franchise agreements. PHI will be paid the following fees pursuant to each Franchise Agreement (which fees will be the same for each Franchise Agreement and will be the fees set forth in the form of Franchise Agreement to be approved as provided in Section 15(a)(ii) hereof):

                    (i) a franchisee assessment equal to an agreed to percentage of all Net Sales Revenues;

                    (ii) a franchisee assessment equal to an agreed to
               percentage of all Rental Revenues; and

                    (iii) a reservation fee equal to an agreed to percentage of any Rental Revenues booked through PHI's central reservation system.

     All such fees to PHI shall be paid prior to the payment of any other costs and expenses of each Venture other than fees paid to Vistana in accordance with
Section 5(c) hereof which shall be paid on a pari passu basis with such fees to PHI.

               (e) Management Agreement. Each Venture shall enter into a Management Agreement substantially in the form to be agreed to by the parties on or before the Approval Date (a "PHI Management Agreement") with PHI pursuant to which PHI shall be responsible for managing the Vacation Resort developed by the Venture (other than any homeowner's association), provide all brand lead generation and marketing support, manage all rental marketing and reservations, and manage all other hospitality-related activities, including, without limitation, food and beverage sales. PHI will be reimbursed by the Venture for its "fully-loaded" cost of providing such services as mutually agreed. At PHI's option, services to be provided and fees to be earned under the PHI Management Agreement may be provided and earned, in part, under an advisory or other agreement with an Affiliate of PHI.

               (f) Homeowners Association Management Agreement. Each Venture requiring management of any homeowners association operated at a Venture's Vacation Resort shall enter into a Homeowners Association Management Agreement (a "Homeowners Association Management Agreement") with such homeowners association pursuant to which the Venture or an Affiliate of the Venture will be responsible for management of such homeowners association. It is anticipated that each Homeowners Association Management Agreement will provide for the Venture to be paid a management fee equal to an agreed to percentage of all assessments required to be collected by such homeowners association. In the event a Venture enters into a Homeowners Association Management Agreement, it is anticipated that Vistana will provide on behalf of the Venture (through a sub-management agreement or other arrangement) required homeowners association services and PHI will provide on behalf of the Venture (through a sub-management agreement or other arrangement) required hospitality services. In the event Vistana and PHI provide their respective services as provided above, the parties will receive from the Venture the following amounts:

                    (i) each of PHI and Vistana will be reimbursed by the
               Venture for their "fully-loaded" costs of providing such services; and

                    (ii) any fees received from the homeowners association shall be allocable fifty percent (50%) to PHI and fifty percent (50%) to Vistana.

     Notwithstanding the foregoing, following such time as fifty percent (50%) of the Vacation Ownership Interests at the Vacation Resort have been sold, PHI shall receive a fee equal to an agreed to percentage of all homeowner association assessments (or in lieu thereof an agreed amount per Vacation Ownership Interest) to be used to offset the costs of conducting property inspections and implementing a guest satisfaction rating system.

               (g) Other Services. Any other services provided to a Venture by either of the parties as may be agreed to by the parties shall be at the fully loaded cost thereof or as otherwise agreed to between the parties.

          6. Rights of First Opportunity. Either PHI or Vistana may initiate a decision to form a Venture to develop a Vacation Resort in accordance with this Agreement, but no such Venture shall be formed unless each party in its sole discretion elects to proceed with such Identified Project in accordance with the provisions of this Section 6.

               (a) Right of First Offer. During the Term, (1) if PHI desires to acquire, develop or franchise a Vacation Resort in a Selected Market, (2) if Vistana desires to acquire or develop a Vacation Resort in a Selected Market (other than pursuant to its Non-Multi-Hotel Brand Business), or (3) if either party, at its option, desires to propose Vacation Resort property outside of the Selected Markets as a Venture opportunity, such party (the "Initiating Party") shall submit a written offer (each an "Offer") to the other party (the "Other Party") to form a Venture to acquire or develop such Vacation Resort. Each Offer shall (i) be specific

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

to a single Vacation Resort, (ii) set forth a proposed development budget and financial projections, (iii) provide a proposed business and marketing plan for the Vacation Resort, (iv) contain a term sheet with all material terms and (v) provide any other terms and conditions that the Initiating Party desires to include. The Other Party shall have forty-five (45) days following receipt of an Offer to elect in its sole discretion either to accept or reject such Offer.

               (b) Acceptance of Offer. If the Other Party elects to accept such Offer, the Other Party shall provide written notice of such acceptance (an "Acceptance Notice") within forty-five (45) days following the Other Party's receipt of the Offer. Following any such acceptance of an Offer, the Initiating Party and the Other Party shall enter into a Venture Agreement, a Sales and Marketing Agreement, a Franchise Agreement and a PHI Management Agreement (substantially in the forms agreed by the parties pursuant to Section 15(a)(ii)), and, if applicable, a Homeowners Association Management Agreement with respect to the Identified Project on terms mutually acceptable to the parties.

               (c) Rejection of Offer. If the Other Party rejects the Offer or fails to accept such Offer in accordance with Section 6(b) hereof, then such Offer shall be deemed rejected by the Other Party. Following the rejection of any Offer, the Initiating Party shall have the right to acquire or develop such Vacation Resort except as set forth in this Section 6 or Sections 4(a) or 4(b) hereof. Following any such rejection, if the Initiating Party proceeds to acquire or develop such Vacation Resort to the extent permitted under this
Section 6, the Electing party shall have no further obligations to the Other Party with respect to such Vacation Resort (other than confidentiality obligations), and the Other Party shall have no rights under this Agreement to participate in the operation or management thereof or to receive any distributions, profits or losses therefrom.

                    (i) If Vistana is the Initiating Party and an Offer is
               rejected, or deemed to have been rejected, by PHI, Vistana in its sole discretion may, at any time within one (1) year following such rejection, initiate development of the Vacation Resort in any manner not otherwise expressly prohibited by Section 4(b) hereof or, subject to reasonable and customary approval by the PHI franchise committee, operate the development as a PHI Brand Name Vacation Resort pursuant to a franchise agreement (a "Non-Venture Franchise Agreement") in the form to be agreed to by the parties on or before the Approval Date with PHI and for the fees set forth in Section 5(d) hereof. If Vistana requests that PHI provide management services for such a Vacation Resort and PHI agrees to provide such management services, PHI shall enter into a management agreement with Vistana or an Affiliate of Vistana (a "Non-Venture Management Agreement") substantially in the form to be agreed to by the parties on or before the Approval Date. The parties acknowledge that the compensation to be paid to PHI under a Non-Venture Management Agreement shall be the same as the compensation payable to PHI as set forth in Section 5(f) hereof except that PHI shall be entitled to seventy percent (70%) of the fees described in Section 5(f)(ii).

                    (ii) If PHI is the Initiating Party and an Offer is
               rejected, or deemed to have been rejected, by Vistana, PHI in its sole discretion may, at any time within one (1) year following such rejection, initiate development of the Vacation Resort in any manner not otherwise expressly prohibited by Section 4(a) hereof. If the Offer relates to a Selected Market and if PHI initiates development as provided herein, Vistana shall be relieved of its obligations under Section 4(b)(ii) hereof with respect to that Selected Market.

                    (iii) For purposes of this Section 6, a party shall be deemed to "initiate development" of a Vacation Resort upon the occurrence of any one of the following: the execution of a binding contract to acquire the property (if applicable), the commencement of construction (if applicable), or the commencement of sales of Vacation Ownership Interests therein.

               (d) Subsequent Vacation Resorts in Selected Markets. Following a rejection of an Offer pursuant to Section 6(c) hereof, if the Initiating Party fails to initiate development of the offered Vacation Resort within one (1) year following such rejection, such Initiating Party may not initiate development of any Vacation Resort that was subject to the rejected Offer without first submitting a new Offer to the Other Party and following the procedures set forth in this Section 6. Except as otherwise provided in the last sentence of Section 6(c)(ii) hereof, neither party may acquire or develop any other Vacation Project in that Selected Market without first submitting an Offer to the Initiating Party and following the procedures set forth in this Section 6.

          7.  Initial Developments.

               (a) Myrtle Beach. Vistana intends to develop a Vacation Resort to be located in Myrtle Beach, South Carolina and desires to operate such resort under the Embassy Vacation Resort brand name and to have PHI provide resort management services. PHI agrees that, subject to the reasonable and customary approval of the PHI franchise committee, PHI, as franchisor, shall permit Vistana, as franchisee, to use the Embassy Vacation Resort brand name for such Vacation Resort. The parties agree to use their reasonable best efforts to enter into a mutually acceptable Non-Venture Franchise Agreement (which shall provide for fees as set forth in Section 5(d) hereof) and a Non-Venture Management Agreement (which shall provide for fees as provided in Section 6(c)(i) hereof), in each case on or before January 31, 1997.

               (b) Kissimmee. Vistana is developing and managing a Vacation Resort located in Kissimmee, Florida and desires to operate such resort under the Hampton Vacation Resort brand name. PHI agrees that, subject to the reasonable and customary approval of the PHI franchise committee and the execution of a Non-Venture Franchise Agreement, PHI, as franchisor, shall permit Vistana, as franchisee, to use the Hampton Vacation Resort brand name for such Vacation Resort. The parties agree to use their reasonable best efforts to enter into a mutually acceptable Non-Venture Franchise Agreement (which shall provide for the fees set forth in Section 5(d) hereof) on or before January 31, 1997.

          8.   Exchange Programs

               (a) RCI. Each Venture shall negotiate an exchange agreement with Resort Condominiums International ("RCI") pursuant to which owners of Vacation Ownership Interests at each such Venture's Vacation Resorts shall have exchange rights to use Vacation Ownership Interests at the Vacation Resorts represented by RCI.

               (b) Acknowledgement. The parties shall use their reasonable best faith efforts to develop and implement mutually acceptable priority exchange programs between and among the respective Vacation Resorts and any Venture Vacation Resorts as soon as practicable.

          9. Confidential Information. Each party hereby agrees that any information provided at any time to such party by the other party in connection with the negotiation, performance or enforcement of this Agreement which has not been generally disclosed to the public (the "Confidential Information"), including, without limitation, any information contained in proprietary software systems, any management techniques, and any customer and database information provided to each Venture pursuant to Section 5(b) hereof, shall be kept in confidence; provided, however, that any of such information may be disclosed to a party's employees, agents, attorneys, auditors, accountants, financial advisors, banks or other financial sources that need to know such Confidential Information (it being agreed that such representatives or persons will be informed by such party of the confidential nature of such Confidential Information and directed to treat such Confidential Information confidentially, that such party will be responsible for any disclosures of Confidential Information by its representatives, that Confidential Information of Vistana shall not be disclosed to the Existing Franchisee and that Confidential Information of PHI shall not be disclosed to any hotel partner of Vistana engaged in the Non-Multi-Hotel Brand Business). In the event that a party becomes legally compelled to disclose any Confidential Information, such party shall provide the other party with prompt prior written notice of such requirement so that the other party may seek a protective order or other appropriate remedy unless such notice is prohibited by law. In the event such protective order or other remedy is not obtained, the party legally compelled to disclose such Confidential Information agrees to disclose only that portion of the Confidential Information which, in the opinion of such party's counsel, is legally required to be disclosed. The parties acknowledge and agree that, notwithstanding the provisions of this Section 9, the parties shall be entitled to disclose and use the Agreed Description (as defined in Section 23 hereof) of the relationship of the parties.

          10. Trademarks. Each party hereby agrees and acknowledges that each party shall continue to own all rights with respect to its respective trademarks, trade names, service marks and other intellectual property. No provision of this Agreement shall in any manner, restrict, limit or impair each such party's rights in connection with the use or protection of its respective trademarks, trade names, service marks and other intellectual property.

          11. Representations and Warranties. As an inducement to each party to enter into this Agreement and to consummate the transactions contemplated hereby, each party represents and warrants to the other party and agrees as follows:

               (a) Organization. The party is the form of legal entity identified in the preamble to this Agreement and is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was organized (as identified in the preamble).

               (b)  Authority.

                    (i) The party has full power and authority to enter into
               this Agreement and the other agreements and instruments contemplated by this Agreement to be entered into by it (collectively, the

               "Transaction Documents") and to consummate the transactions contemplated hereby and thereby.

                    (ii) The execution, delivery and performance of the
               Transaction Documents by such party and the consummation by such party of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such party. This Agreement is, and each other Transaction Documents when executed and delivered will be, the legal, valid and binding agreement of such party, enforceable against such party in accordance with its respective terms.

                    (iii) Neither the execution and delivery of this Agreement or the other Transaction Documents by such party nor consummation of the transactions contemplated hereby or thereby or compliance with or fulfillment of the terms and provisions hereof or thereof by such party will (x) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, under the organizational documents of such party, (y) conflict with, result in a material breach of any of the material terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, under any instrument, agreement, contract, mortgage, indenture, deed of trust, franchise, license, judgment, order, award, decree or other restriction to which such party is a party or any of its properties is subject or by which it is bound, or any statute, other law or regulatory provision affecting such party, or (z) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any federal, state or local court, governmental authority or regulatory body, by or on behalf of such party.

               (c) Litigation. There are no actions, suits, proceedings, judgments or court orders or decrees pending or, to the knowledge of such party, threatened to which such party is a party or any of its properties is subject or by which it is bound before or by any court or governmental agency which would reasonably be expected to prevent or hinder the consummation of the transactions contemplated hereby or in the other Transaction Documents.

          12.  Indemnities; Remedies.

               (a) PHI. PHI hereby indemnifies and holds harmless Vistana and its partners and their respective officers, directors, employees, representatives and Affiliates ("Vistana Indemnitees") against and in respect of any costs, claims, moneys, expenses, liabilities or damages including, without limitation, any and all reasonable attorneys' fees and all other legal expenses (each of the foregoing, a "Claim") incurred or expended by Vistana Indemnitees that arise from or in connection with any breach or inaccuracy of any representation or warranty made by PHI hereunder or in connection with any litigation, conflicts, disputes or alleged violations of any contracts to which PHI is a party as of the date hereof.

               (b) Vistana. Vistana hereby indemnifies and holds harmless PHI and its officers, directors, employees, representatives and Affiliates ("PHI Indemnitees") against and in respect of any Claims incurred or expended by PHI Indemnitees that arise from or in connection with any breach or inaccuracy of any representation or warranty made by Vistana hereunder or in connection with any litigation, conflicts, disputes or alleged violations of any contracts to which Vistana is a party as of the date hereof.

               (c) Remedies. In the event either party fails to perform its obligations hereunder, the other party shall have all rights and remedies available at law or in equity, including, where appropriate, injunctive relief without bond or surety (including in the event of a violation of the provisions of Section 9 hereof in which case the parties acknowledge that monetary damages would be an inadequate remedy).

          13. Assignment. Each party may assign its rights and obligations hereunder to an Affiliate; provided, however, such assigning party shall not be released from its obligations hereunder. Vistana shall have the further right to assign its rights and obligations hereunder to an entity concurrently with such entity's initial public offering of its stock provided such entity assumes all of Vistana's obligations hereunder and such entity, directly or indirectly, owns and controls Vistana, in which case Vistana shall be released from any and all obligations hereunder arising after such assignment. Except as provided above, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party, which consent may be withheld in its sole discretion. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

          14. Competing Business. Each party hereto understands that the other party or its Affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the scope of this Agreement. Each party hereby agrees that the creation of this Agreement and the creation of one (1) or more Ventures pursuant to this Agreement, and the assumption by each party of its duties hereunder and under any Venture Agreements, shall be without prejudice to its respective rights (or the rights of its Affiliates) to have such other interests and activities and to receive and enjoy the profits and compensation therefrom. Each party hereby waives any rights it might otherwise have, by reason of any duty otherwise arising under this Agreement, otherwise owed to any Venture or under any Venture Agreement, to prevent or share or participate in such other interests or activities of the other party or its Affiliates. Each party and its Affiliates may engage in or possess any interest in any other business venture of any nature or description independently or with others, including, without limitation, the ownership, financing, leasing, operation, management, syndication, brokerage, franchising or development of real property and hotel and resorts, and neither the other party nor any Venture shall have any right by virtue of this Agreement or any Venture Agreement or otherwise to prevent or participate in any such venture or the income or profits derived therefrom. Notwithstanding the foregoing, neither party nor any of their respective Affiliates shall engage in any business venture or own or operate any property to the extent such is prohibited by this Agreement, unless consented to in writing by the other party.

          15.  Termination.

               (a) Bilateral. Each party shall have the right to terminate this Agreement by delivery of thirty (30) days written notice thereof to the other party in the event of the occurrence of any one or more of the following events:

                    (i) A Venture Agreement has not been entered into between
               the parties within thirty-six (36) months after the date hereof;
               or

                    (ii) The Five Year Plan, the form of Venture Agreement, the form of Sales and Marketing Agreement, the form of Franchise Agreement, the form of PHI Management Agreement, the form of Non-Venture Franchise Agreement and the form of Non-Venture Management Agreement have not been approved by the parties on or before January 31, 1997 (the "Approval Date"), and the actual Non-Venture Franchise Agreement and Non-Venture Management Agreement for the Vacation Resort in Myrtle Beach (if acquired by Vistana) and the actual Non-Venture Franchise Agreement for the Vacation Resort in

               Kissimmee have not been executed and delivered by the parties on or before the Approval Date.

At the request of either party, the parties shall acknowledge in writing satisfaction of the conditions set forth in subparagraphs (i) and/or (ii) above provided such conditions have been satisfied.

               (b) Violation. A party may terminate this Agreement in the event the other party materially violates the terms of Section 4 hereof and fails to cure such violation to the reasonable satisfaction of the non-breaching party within thirty (30) days after written notice thereof from the other party.

               (c)  Effect.  In the event this Agreement is terminated:
                    ------

                    (i) any Venture then in existence shall remain in existence and continue to be governed by its Venture Agreement and other applicable Transaction Documents; and

                    (ii) the rights to any Identified Projects or other projects then under consideration by the parties which are not then owned by Ventures shall be assigned to the parties as mutually agreed or in accordance with the procedures set forth in Section 6 hereof.

          16. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail or by fax, or four (4) days after being mailed (by registered mail, return receipt requested) to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this provision):

     If to PHI:          Promus Hotels, Inc.
                         785 Crossover Lane
                         Suite 141
                         Memphis, Tennessee  38117
                         Attention:  General Counsel
                         Facsimile No.:  (901) 374-5050

     With a copy to:     Latham & Watkins
                         5800 Sears Tower
                         Chicago, Illinois  60606
                         Attention: David L. Shapiro, Esq.
                         Facsimile No.: (312) 993-9767

     If to Vistana:      Vistana Development, Ltd.
                         8800 Vistana Centre Drive
                         Orlando, Florida  32821-6353
                         Attention: Raymond L. Gellein, Jr.
                         Facsimile No.: (407) 239-3198

     With copies to:     Vistana Development, Ltd.
                         701 Brickell Avenue
                         Suite 2100
                         Miami, Florida 33131
                         Attention:  Susan Werth, Esq.
                         Facsimile: (305) 374-7159

                              and

                         Neal, Gerber & Eisenberg
                         Two North LaSalle Street
                         22nd Floor
                         Chicago, Illinois  60602
                         Attention: Marshall E. Eisenberg
                         Facsimile No.: (312) 269-1747

          17. Governing Law. This Agreement, and the application or interpretation thereof, shall be exclusively governed by its terms and by the internal laws of the State of Florida, without regard to principles of conflicts of laws as applied in the State of Florida or any other jurisdiction which, if applied, would result in the application of any laws other than the internal laws of the State of Florida.

          18. Entire Agreement; Amendments and Waivers. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          19. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when PHI and Vistana each shall have executed one (1) counterpart.

          20. Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement but the parties hereto shall use their reasonable good faith efforts to modify or reformulate other provisions contained herein as necessary or appropriate to implement fully the provisions contained in this Agreement.

          21. No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties hereto and successors and assigns permitted by
Section 13 hereof any right, remedy or claim under or by reason of this Agreement.

          22. Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          23. Publicity. Neither party shall issue or make, or allow any Affiliate to issue or make, any press release or public announcement relating to the subject matter of this Agreement without the prior approval of the other party; provided, however, that any party or an Affiliate of any party may make any public disclosure it believes in good faith is required by applicable law, any listing or trading agreement concerning its publicly-traded securities or in connection with any governmental filings (in which case the party which intends to issue such press release or make such public announcement will advise the other party prior to making the disclosure and provide the other party opportunity to comment upon the release or announcement). The parties shall, as soon as practicable after the date hereof, use their reasonable best efforts to agree on one or more descriptions of the relationship of the parties hereunder (an "Agreed Description"). During the Term hereof, the parties shall be entitled to use an Agreed Description in all communications, advertising, announcements and other materials used in connection with the conduct of their respective business.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                                           PROMUS HOTELS, INC.

                                           By: /s/ Mark C. Wells
                                               ---------------------------------
                                               Name:  Mark C. Wells
                                               Title: Senior Vice President



                                           VISTANA DEVELOPMENT, LTD.

                                           By: VISTANA CAPITAL HOLDINGS, INC.,
                                               its general partner

                                           By: /s/ Raymond L. Gellein, Jr.
                                               ----------------------------
                                               Name:  Raymond L. Gellein, Jr.
                                               Title: Chairman